Fushi Copperweld Announces Preliminary 2010 Fourth Quarter and Full Year Results
- Company Reevaluating Prior Results for Certain Non-Cash Adjustments -
- Company to delay 10-K filing -

BEIJING, China, March 11, 2011 – Fushi Copperweld, Inc. (NasdaqGS: FSIN), the leading global manufacturer and innovator of copper-clad bimetallic wire used in a variety of telecommunication, utility, transportation and other electrical applications, today announced unaudited preliminary financial results for the fourth quarter and full year ended December 31, 2010.

The Company also announced that it is currently reevaluating the application of generally accepted accounting principles (“GAAP”) in certain accounting treatments applied to its 2007, 2008, and 2009 financial results as well as its previously filed quarterly financial statements for the first three quarters of 2010.  These accounting treatments are related to the ability to realize deferred income tax assets, qualification of cash flow hedge for cross-currency interest swap, and bargain purchase gains recognized in 2010 acquisitions.  As a result of the additional time needed to study these items, the Company expects to file a Notification of Late Filing under Rule 12b-25 of the Securities Exchange Act of 1934 with the SEC for an extension of its Annual Report on Form 10-K for the year ended December 31, 2010.

Mr. Joe Longever, co-Chief Executive Officer of Fushi Copperweld, commented, “In the process of preparing our financial statements for the year ended December 31, 2010, management reevaluated the application of GAAP in certain past accounting treatments, which are non-cash and non-operating items.  While it is unfortunate that these reconsiderations are causing a delay in our filing, we stress the fact that these are all non-cash adjustments related to various corporate-level account treatments and will not materially affect our non-GAAP, core operating results such as revenue, gross profit and operating income.   The Company plans to file its Form 10-K for the year ended December 31, 2010 and publish financial fourth quarter and full year results as soon as practicable following the completion of this reevaluation. However, due to the time needed, we are not in a position to file our 10-K within the required time period.”

Preliminary Fourth Quarter 2010 Results

Based on unaudited preliminary information, the Company expects 2010 fourth quarter results to be as follows:

•	Revenue growth of 35.2% to approximately $69.9 million from $51.7 million in the year ago period

•	Gross profit growth of 29.1% to approximately $22.2 million or 31.8% of revenue from $17.2 million, or 33.4% of revenue in the year ago period

•	Operating income growth of 27.3% to approximately $15.8 million, or 22.7% of revenues

•	An increase in metric tons shipped from the Fayetteville, TN and Dalian, China facilities of 21.9% and 7.8%, respectively compared to the year ago period

Preliminary Fiscal Year 2010 Results

Based on unaudited preliminary information, the Company expects 2010 fiscal year results to be as follows:

•	Revenue growth of 44.9% to approximately $265.0 million from $182.9 million in the year ago period

•	Gross profit growth of 44.7% to approximately $79.3 million or 29.9% of revenue from $54.8 million, or 29.9% of revenue in the year ago period

•	Operating income growth of 56.4% to approximately $57.7 million, or 21.8% of revenues

•	An increase in metric tons shipped of 2.4% compared to the year ago period

•	Cash position at year end of approximately $123.0 million, up over 100% from $60.6 million in the year ago period

Mr. Longever added, "We ended a good year on a very strong note, with financial results that we expect will exceed our previous expectations, including our first ever profitable fourth quarter at Fayetteville despite seasonal weakness. Volume increases at Fayetteville were driven by stronger demand, particularly for grounding products that serve the utility industry, and from more diverse market demand in Europe, South America, the Middle East and North Africa. While our business in China was affected by the continued slowdown of the 3G build-out, our diversified business model, product line and global market opportunity helped to offset this factor. Record copper prices also positively contributed to our performance as buyers increasingly look for a quality substitute for pure copper applications.”

Outlook

Mr. Longever concluded, “Looking ahead, we are excited by our prospects for 2011.  With an improving macroeconomic environment, stronger production coming from Fayetteville, added capacity in Dalian to serve the broader Asian market opportunity, a solid initial response to our CCS product offering in China, and increasing global demand for our products serving the utilities industry, we believe we are well positioned to prosper and grow.  As a result, we expect our utilization, volumes, and operating profit will continue to improve in 2011 and beyond."

For 2011, the Company expects fully diluted earnings per share between $1.15 and $1.25 based on an estimated weighted average diluted share count of 38.1 million shares, and an effective tax rate of 25.0%.  The first fiscal quarter is typically the Company's weakest quarter due to the timing of the Chinese New Year, during which the Company's operating facilities in China are closed for two weeks. The Company expects profitability in subsequent quarters to improve over the first quarter due to higher revenues with the absence of the Chinese New Year, continued higher raw material prices, increased global demand and the increased capability to meet that demand.

Conference Call

The Company will conduct a conference call to discuss these and other preliminary fourth quarter 2010 results, Monday, March 14, 2011, at 9:00 am ET. To participate, the conference call may be directly accessed from the U.S. and Canada at 1-866-226-1799 and accessed internationally at 1-416-340-2219.  A live webcast of the conference call will also be available at http://bit.ly/FSINevents on the Investor Relations section. A replay of the call will be available at http://bit.ly/FSINevents.

Evaluation of Previously Filed Statements

The Company is currently reevaluating the application of GAAP in certain accounting treatments applied to its 2007, 2008, and 2009 financial results as well as its previously filed quarterly financial statements for the first three quarters of 2010.

The accounting treatments under evaluation relate to the Company’s valuation of deferred income tax assets, qualification of cash flow hedge for cross-currency interest swap, and bargain purchase gains recognized in 2010 acquisitions.  The Company does not expect any changes to previously reported revenue, operating income or cash flow.

About Fushi Copperweld

Fushi Copperweld Inc., through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co. Ltd., and Copperweld Bimetallics LLC, is the leading manufacturer and innovator of copper-clad bimetallic engineered conductor products for electrical, telecommunications, transportation, utilities and industrial applications.  With extensive design and production capabilities, and a long-standing dedication to customer service, Fushi Copperweld is the preferred choice for bimetallic products worldwide.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “will” “believes”, “expects” or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect.  All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

For more information, please contact:

Investors
Nathan J. Anderson, VP/Corporate Development — Fushi Copperweld Inc.
Phone +1.931.433.0482 — E-mail: IR@fushicopperweld.com
Web:  www.fushicopperweld.com